                                                                    EXHIBIT 11.1

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                       THREE MONTHS ENDED MARCH 31,
                                                                            -------------------------------------------------
                                                                                    1998                         1997
                                                                            -------------------           -------------------

DILUTED INCOME PER SHARE
 Net income                                                                             $   379                       $ 4,686
                                                                            ===================           ===================
 Weighted average number of common shares outstanding                                    29,782                        29,880
 Net effect of dilutive stock options based on the treasury stock method
  using the average market price                                                            315                           312
                                                                            -------------------           -------------------
 Weighted average number of common and common equivalent shares outstanding
                                                                                         30,097                        30,192
                                                                            ===================           ===================

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE ASSUMING FULL DILUTION                  $   .01                       $   .16
                                                                            ===================           ===================


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